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                                                                   EXHIBIT 10.42

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, dated as of September 28, 2000, between OSI PHARMACEUTICALS, INC., a Delaware corporation having a place of business at 106 Charles Lindbergh Blvd., Uniondale, NY 11553 (the "Company"), and Nicholas G. Bacopoulos, Ph.D., who resides at 39 Church Street, Stonington, CT 06378 ("Executive").

                                   WITNESSETH:

         WHEREAS, the Company desires to engage Executive to perform services for the Company and any subsidiary or affiliate of the Company, and Executive desires to perform such services, on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the Company and Executive, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, hereby agree as follows:

         1. Term. The Company hereby employs Executive, and Executive hereby accepts such employment, upon the terms and conditions hereinafter set forth. Executive shall perform the duties required of him hereunder during the period commencing on September 28, 2000 and ending on September 28, 2003; provided, however, that on September 28, 2003, and on each September 28 thereafter, such period shall be automatically extended by one additional year unless at least 60 days prior to any such September 28 either party shall deliver to the other written notice that such period will not be extended, in which case this Agreement will terminate upon the expiration of this then existing term of this Agreement, including any previous extension. The period during which Executive shall perform the services required of him hereunder (as same may be extended as provided in this Paragraph 1 or reduced as hereinafter provided) is hereinafter referred to as the "Employment Period."

         2. Duties.

                  (a) Executive shall serve, at the pleasure of the Board of Directors of the Company, as President and Head of Research and Development of the Company. In his capacities as President and Head of Research and Development, the Executive shall report to Colin Goddard, Ph.D., the Chief Executive Officer of the Company, and perform for the Company, and any subsidiary or affiliate of the Company, such duties generally associated with such positions as well as such other duties consistent with such positions as may be prescribed from time to time by the Board of Directors.

                  (b) Executive agrees to devote his full time, labor, energies and attention to the performance of his duties hereunder, subject to the provisions of Paragraph 10(a) hereof.

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                  (c)      Executive agrees not to become involved in any
                           personal investment or business matters which may detract from the performance of his duties or otherwise adversely affect the Company or any subsidiary or affiliate of the Company.

         3. Place of Performance. In connection with his employment by the Company, Executive shall be based at the principal executive offices of the Company, but shall be available to travel at such times and to such places as may be reasonably necessary in connection with the performance of his duties hereunder.

         4. Compensation and Payments.

                  (a) Base Salary. During the Employment Period, Executive shall receive a minimum base salary at the annual rate of $300,000, plus such other amounts, if any, as the Board of Directors of the Company, in its sole discretion, may from time to time determine, less all applicable estimated and/or actual withholding and employment-related taxes. Executive's base salary shall be reviewed annually, provided, however, that in no event shall Executive's base salary be reduced below an annual rate of $300,000. Executive's salary shall be payable in bi-weekly installments or at such other frequency as the Company may from time to time determine.

                  (b) Signing Bonus. The Executive shall receive a $75,000 bonus, payable in one lump sum payment, less all applicable estimated and/or actual withholding and employment-related taxes, upon the execution of this Agreement by the Company and Executive.

                  (c) Incentive Bonus Opportunity. In addition to the compensation set forth in Paragraphs 4(a) and (b), Executive may receive incentive bonus compensation in respect of each fiscal year ending during the Employment Period (the "Annual Award"). The amount, if any, of each such Annual Award shall be determined by the Board of Directors of the Company in its sole discretion. Executive shall not receive any Annual Award unless he is employed by the Company at the end of the fiscal year to which such Annual Award relates. Any Annual Award will be paid to Executive within 120 days following the end of the fiscal year to which such Annual Award relates.

                  (d) Relocation Payment. Executive shall receive a relocation payment of $200,000, less all applicable estimated and/or actual withholding and employment-related taxes.

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         5. Stock Options.

                  (a) The Executive shall receive a stock option to purchase 100,000 shares of the Company's Common Stock, par value $.0l per share ("Common Stock"), with an exercise price of $22.56 per share. The stock option granted under this Paragraph shall be granted pursuant to the Company's 1999 Incentive and Non-Qualified Stock Option Plan (the "Plan") and a Stock Option Agreement between the Company and the Executive dated as of the date hereof (collectively, with the Stock Option Agreement referred to in Paragraph 5(b), the "Option Agreements"). All options granted under this Paragraph shall vest on the date hereof.

                  (b) The Executive shall also receive a stock option to purchase 150,000 shares of Common Stock with an exercise price of $45.13 per share. The stock option granted under this Paragraph shall be granted pursuant to the plan and a Stock Option Agreement between the Company and the Executive dated as of the date hereof. All options granted under this Paragraph shall vest over three years.

                  (c) Executive shall be eligible to receive additional stock options as the Board of Directors of the Company shall determine in its sole discretion and in accord with established Company policy and incentive goals.

         6. Expenses. During the Employment Period, Executive shall be entitled to reimbursement for all reasonable out-of-pocket expenses necessarily incurred in performing services hereunder within the limits of authority which may be established from time to time by the Board of Directors, provided that Executive properly accounts for such expenses in accordance with Company policy.

         7. Employee Benefits.

                  (a) Use of Automobile. The Company shall provide Executive with the use of an automobile during the Employment Period and shall reimburse Executive for his reasonable and necessary expenses in connection with the use of such vehicle in furtherance of the business of the Company, provided that Executive properly accounts for such expenses in accordance with Company policy.

                  (b) Vacation. Executive shall be entitled to one month paid vacation per calendar year which may be taken at such time or times as Executive may elect, subject to the needs of the Company's business. Executive shall also be entitled to all paid holidays given by the Company to its senior executive officers.

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                  (c)      Other Benefits. Executive shall be entitled to
                           participate in such term life insurance, basic medical, major medical, dental, hospitalization coverage (which may be extended to cover dependents at extra charge to the Executive), 401(k) savings and investment plan, tuition reimbursement plan, and other employee benefit plans established by the Company from time to time and generally made available to employees at levels similar to Executive's for which he meets the eligibility requirements.

         8. Termination.

                  (a) The Company may terminate this Agreement at any time after the first anniversary of the date of commencement of the Employment Period, and for any reason whatsoever (or for no reason), by giving not less than 30 days' prior written notice to Executive. In the event this Agreement is terminated by the Company other than for a reason set forth in Paragraph 8(b) hereof, (i) Executive shall be entitled to receive his base salary at the rate in effect on the date notice of termination is given through the effective date of such termination and any Annual Award granted through such date which has not yet been paid; and (ii) Executive shall continue to receive his base salary at the rate in effect on the date notice of termination is given for the twelve months immediately succeeding the effective date of such termination.

                  (b) Notwithstanding anything herein contained to the contrary, if after the date hereof and prior to the end of the Employment Period, (i) either (A) Executive shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder ("Disabled") for a period of 90 consecutive days or for an aggregate of 90 days within any period of twelve consecutive months, (B) Executive shall be convicted of a felony or other crime involving moral turpitude, (C) Executive shall commit any act or omit to take any action in bad faith and to the detriment of the Company or any subsidiary or affiliate of the Company, or (D) Executive shall breach any material term of this Agreement and fail to correct such breach within 10 days after receiving notice of the same, then, and in each such case, the Company shall have the right to give notice of termination of Executive's services hereunder as of a date to be specified in such notice (which date may be the date such notice is given), and this Agreement shall terminate on the date so specified; or (ii) Executive shall die, then this Agreement shall terminate the date of Executive's death. If this Agreement is terminated by the Company for any of the reasons set forth in this Paragraph 8(b), Executive or his estate, as the case may be, shall be entitled to receive his base salary at the rate in effect on the date notice of termination is given or the date of Executive's death, as the case may be, to the date on

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                           which termination shall take effect and any Annual
                           Award granted through such date which has not been paid; provided, however that if Executive is Disabled; the amount payable to Executive pursuant to this Paragraph 8(b) shall be reduced by an amount equal to the amounts, if any, to which he is entitled with respect to such period pursuant to any insurance or other plan established by the Company in which he is a participant.

                  (c) Termination by the Employee. The Executive may terminate this agreement after the date herein if in the event of a change of control of the Company or for any other reason his title, responsibilities or salary are reduced from those in effect at the time and he shall be entitled to full payment for the remaining term of this Agreement. However, the payment shall not be less than nine months pay in any event. Upon such termination, all outstanding stock options granted to the Executive shall become fully vested.

         9. Confidentiality.

                  (a) Executive shall continue to treat as confidential any proprietary, confidential or secret information relating to the business or interests of the Company or any subsidiary or affiliate of the Company, including, without limitation, the organizational structure, operations, business plans or technical projects of the Company or any subsidiary or affiliate of the Company, and any research datum or result, invention, trade secret, customer list, process or other work product developed by or for the Company or any subsidiary or affiliate of the Company, whether on the premises of the Company or elsewhere ("Confidential Information"). Beginning on the date hereof, and at any time hereafter, Executive shall not disclose, utilize or make accessible in any manner or in any form any Confidential Information other than in connection with performing the services required of him under this Agreement, without the prior written consent of the Company. Notwithstanding the foregoing, the provisions of this Paragraph 9(a) shall not apply to any proprietary, confidential or secret information or other research datum or result, invention, trade secret, customer list or work product which is, at the commencement of this Agreement or at some later date, publicly known under circumstances involving no breach of this Agreement or is lawfully and in good faith made available to Executive by a third party under no obligation of confidentiality with respect thereto.

                  (b) Executive hereby agrees that any and all information, inventions and discoveries, whether or not patentable, that he conceives and/or creates during the Employment Period and any extensions thereof, and which are a direct or indirect result of work performed hereunder, shall be the

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                           sole and exclusive property of the Company. Executive
                           hereby assigns to the Company any and all right, title and interest which he has or may acquire in the same. Executive further agrees that he will promptly execute any and all applications, assignments or other instruments which an officer of the Company or the Board of Directors of the Company shall deem necessary or useful in order to apply for and obtain Letters Patent in the United States and all foreign countries for said information, inventions and discoveries and in order to assign and convey to the Company the sole and exclusive right, title and interest in and to said information, inventions, discoveries, patent applications and patents thereon. The Company will bear the cost of preparation of all such patent applications and assignments, and the cost of prosecution of all such patent applications in the United States Patent Office and in the patent offices of foreign countries.

                  (c) All documents, records, apparatus, equipment and other physical property furnished to Executive by the Company or produced by Executive or others in connection with his employment shall be and remain the sole property of the Company. Executive will return and deliver such property to the Company as and when requested by the Company.

                  (d) Executive agrees that the provisions of this Paragraph 9 shall survive the termination of his employment and of this Agreement.

         10. Non-Competition.

                  (a) Executive agrees that, during the period he is employed by the Company or any subsidiary or affiliate of the Company, under this Agreement or otherwise, he will not engage in, or otherwise directly or indirectly be employed by, or act as a consultant, advisor or lender to, or be a director, officer, employee, stockholder, owner or partner of any other business or organization, whether or not such business or organization now is or shall then be competing with the Company or any parent, subsidiary or affiliate of the Company; provided, however, that Executive shall not be prohibited either from managing his own personal investments on his own personal time or from serving on up to three outside boards of directors or advisory boards, so long as such activities do not (i) involve a business or organization which competes with the Company or any subsidiary or affiliate of the Company, (ii) interfere or conflict with the performance of his duties as an employee of the Company or any subsidiary or affiliate of the Company, (iii) otherwise result in, a breach of any of the provisions of this Agreement, or (iv) in the case of serving as a director or advisory board member of other companies, such activities, for all such companies do not require, in the

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                           aggregate, more than 15 days per year, including
                           travel time. Executive further agrees that (y) if his employment with the Company is terminated by the Company pursuant to Paragraphs 8(a) or 8(b)(i) hereof, or (z) if he resigns or otherwise fails or refuses to perform the services required of him under this Agreement other than as a result of-a breach of this Agreement by the Company (which breach is not cured within 30 days after receiving notice thereof), then during the two-year period commencing on the date he ceases to be employed by any of the Company or any subsidiary or affiliate of the Company, under this Agreement or otherwise, Executive shall not directly or indirectly compete with or be engaged in the same business as the Company or any subsidiary or affiliate of the Company, or be employed by, or act as consultant, advisor or lender to, or be a director, officer, employee, stockholder, owner or partner of, any business or organization which, at the time of such cessation, directly or indirectly competes with or is engaged in the same business as the Company or any subsidiary or affiliate of the Company; provided, however, that if Executive's employment with the Company is terminated pursuant to Paragraphs 8(a) or 8(b)(i)(A) hereof, Executive's obligations pursuant to this sentence shall continue only so long as the Company pays Executive compensation at the same rate compensation was being paid to him pursuant to Paragraph 4 of this Agreement at the time of such termination (subject, in the case of termination pursuant to Paragraphs 8(a). Notwithstanding anything contained herein to the contrary, the provisions of this Paragraph 10(a) will not be deemed breached merely because Executive owns not more than 1% of the outstanding common stock of a corporation if, at the time of its acquisition by Executive, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

                  (b) Executive agrees that for a period of three years from the termination of this Agreement he will not, directly or indirectly, employ or solicit the employment or engagement by others of any employees of, or consultants hired by, the Company, or any subsidiary or affiliate of the Company, without the prior written consent of the Company.

                  (c) The obligations of Executive pursuant to this Paragraph 10 shall survive the termination of this Agreement.

         11. Equitable Relief. Executive acknowledges that the restrictions contained in Paragraphs 9 and 10 of this Agreement are reasonable in view of the nature of the business in which the Company is engaged and the knowledge he will obtain concerning the Company's business (and the business of any subsidiary or affiliate of the Company), and that any breach of his obligations under Paragraphs 9 and 10 hereof will cause the Company irreparable harm

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for which the Company will have no adequate remedy at law. As a result, the
Company shall be entitled to the issuance by a court of competent jurisdiction of an injunction, restraining order or other equitable relief in favor of itself restraining Executive from committing or continuing any such violation, and Executive consents to such an injunction, restraining order or other equitable relief. Any right to obtain an injunction, restraining order or other equitable relief hereunder will not be deemed a waiver of any right to assert any other remedy the Company may have under this Agreement or otherwise at law or in equity.

         12. Representations and Warranties. Executive represents and warrants to the Company that (i) Executive is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or the other rights of the Company and any subsidiary or affiliate of the Company hereunder, and (ii) Executive is under no physical or mental disability that would hinder the performance by him of his duties under this Agreement.

         13. Assignment. Under no circumstances shall Executive assign, pledge or otherwise dispose of any of his rights or obligations under this Agreement, and any such attempted assignment, pledge or disposition shall be void and shall, at the Company's option, relieve the Company of all its obligations under this Agreement. The Company may assign any of its rights or obligations under this Agreement to any parent, subsidiary, affiliate or successor.

         14. Entire Agreement. This Agreement, the Option Agreements and the Plan represent the entire agreement between the Company and Executive with respect to the subject matter hereof and there have been no oral or other agreements of any kind whatsoever as a condition precedent or inducement to the signing of this Agreement or otherwise concerning this Agreement or the subject matter hereof.

         15. Waivers. Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof on any one occasion operate as a waiver of such provision or of any other provision hereof or a waiver of the right to enforce such provision or any other provision on any subsequent occasion.

         16. Amendments. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any such amendment, waiver, change, modification, consent or discharge is sought.

         17. Severability.

                  (a) If any provision of this Agreement shall be held or deemed to be invalid, inoperative or unenforceable as written, it shall be construed, to the greatest extent possible, in a manner which shall render it valid and enforceable and any limitation on the scope or duration of any such

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                           provision necessary to make it valid and enforceable
                           shall be deemed to be part thereof.

                  (b) If any provision of this Agreement shall be held or deemed to be invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict or any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein, and such provision reformed so that it would be valid, operative arid enforceable to the maximum extent permitted in such jurisdiction or in such case.

         18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to rules governing conflict of laws.

         19. Courts. Any action to enforce any of the provisions of this Agreement may be brought in the courts of the State of New York. The parties hereby consent to the jurisdiction of the courts of the State of New York.

         20. Notices. Any notice or other communication required or permitted by this Agreement shall be in writing and personally delivered or mailed by certified mail, return receipt requested, addressed to the parties at their addresses set forth above, or to such other addresses as one party may specify to the other party, from time to time, in writing. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

         21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                      OSI PHARMACEUTICALS, INC.


                                      By:      /s/ COLIN GODDARD
                                         --------------------------------
                                      Name:    Colin Goddard, Ph.D.
                                      Title:   Chairman and CEO

                                      EXECUTIVE


                                               /s/ NICHOLAS G. BACOPOULOS
                                         --------------------------------
                                               Nicholas G. Bacopoulos, Ph.D.


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